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                                                                    EXHIBIT 10.1

                              REDEMPTION AGREEMENT


                                        AGREEMENT made as of July 13, 2001 by
        and between TRAFFIX, INC., a Delaware corporation with its principal offices at One Blue Hill Plaza, Fifth Floor, Pearl River, NY 10965 (the "COMPANY"), and JAY GREENWALD, an individual having an address at 16 Fairway Ct., Cresskill, NJ 07676 (the "SELLER").

                              W I T N E S S E T H :

                                        WHEREAS, Seller is a principal
        shareholder of, member of the Board of Directors of and consultant to the Company; and

                                        WHEREAS, Seller is desirous of selling
        and the Company is desirous of purchasing a significant portion of the shares of common stock, par value $.001 per share, of the Company owned by the Seller; and

                                        WHEREAS, the Seller is desirous of
        resigning and the Company is desirous of accepting the resignation of, the Seller as a member of the Company's Board of Directors and as a consultant to the Company.

                                        NOW, THEREFORE, in consideration of the
        mutual covenants and undertakings hereinafter contained, and other good and valuable consideration, the parties agree as follows:

                                        1. SALE AND PURCHASE OF SHARES.

                                        a. The Company agrees to purchase from
        the Seller, on the terms and conditions set forth in this Redemption Agreement (the "AGREEMENT"), Two Million (2,000,000) shares (the "SHARES") of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), held of record by the Seller.

                                                On the Closing Date (defined
        below), the Seller shall deliver certificates representing all of the Shares to the Company, duly endorsed or with stock powers duly executed in form for transfer with all applicable tax or revenue stamps affixed or paid for, in consideration of, and against payment by, the Company of Six Million ($6,000,000) Dollars, by certified, attorney trust account or bank check or by wire transfer to an account designated by the Seller. The closing of the sale and purchase of the Shares shall take place on July 16, 2001 (the "CLOSING DATE") assuming satisfaction of the conditions set forth in Section 4 below, at such time and place as shall be mutually agreed.


2.      CERTAIN REPRESENTATIONS.

                        I. The Seller hereby represents and warrants to the Company, its officers and directors, the following:

a. The Seller is the sole beneficial owner of the Shares, free and clear of all liens, pledges, liabilities, claims and encumbrances).



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b.      The Seller has read carefully and understands this Agreement and has consulted his own attorney, accountant and tax and financial advisor with respect to the transactions contemplated hereby.

c. The Company has made available to the Seller and his counsel, or his designated representatives, during the course of this transaction and prior to the sale of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the sale or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense.

d. Seller acknowledges that he is aware that the Company is seeking to further develop its current lines of business, including, without limitation, the marketing and sale on the internet of telecommunications and other products and services, and to expand into new lines of business. Seller further acknowledges that until January 1, 2001 he was an executive officer and a member of the Board of Directors of the Company and, as such, was privy to all information relating to the financial affairs, prospects and day-to-day operations of the Company. In addition, until his execution of this Agreement he was a member of the Company's Board of Directors and a consultant to the Company, and in such capacity was privy to that information disseminated to him as a board member. Seller represents and warrants that he did not rely upon any representations or warranties of the Company or any of its officers, directors, employees or agents, in his determination to consummate the transactions contemplated hereby, except as set forth in (II) below. Pursuant thereto, Seller hereby waives any claim and releases the Company and its officers, directors, employees and agents from any claim that he or any entity or individual controlled by, controlling or under common control with him (an "Affiliate") has, may have or could have against the Company or any of its officers, directors, employees or agents regarding the amount or nature of the consideration paid by the Company for the Shares and any other consideration delivered by the Company to Seller or any of his Affiliates in connection with this Agreement or any other agreements, including, but not limited to, any claim based upon or arising out of any allegation that the Company failed to inform Seller about, failed to provide Seller with accurate or complete information regarding, or provided Seller with misleading information concerning the Company's business and affairs, financial condition, prospects, plans, work in process, opportunities or any other matter or thing concerning the Company.

e. The Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the sale of the Shares.

II. The Company hereby represents and warrants to the Seller that no information has been disseminated to the Board of Directors that has not also been disseminated to Seller, other than information disseminated on a conference call on July 9, 2001 held to discuss this transaction with Seller, which information related solely to this transaction, and documentation relating thereto.

3.      LOCK-UP AGREEMENT.

        The Seller agrees that, for a period of 12 months from and after the Closing Date, he will not sell, assign, transfer or otherwise dispose of any securities of the Company owned by him;



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        provided, however, that nothing contained herein shall prevent the
        Seller from donating any of such securities to a bona fide charitable organization classified as such pursuant to the provisions of the Internal Revenue Code, as the same may be amended or supplemented. This restriction terminates automatically, however, in the event during this 12 month period (a) a person or persons acting as a group, other than those listed in the Beneficial Ownership Table set forth in the Company's Proxy Statement dated as of July 13, 2001 (a copy of such table has been provided to Seller), becomes the benefical owner of 40% or more of the Company's voting stock or (b) the Company sells all or substantially all of its assets in a single or series of transactions

4.      CONDITIONS TO CLOSING.

a. It shall be a condition to the Company's obligation to close the purchase of the Shares from the Seller that each of the following conditions shall have first been satisfied, any one or more of which may be waived by the Company in its discretion:

i. no action or proceedings shall have been instituted or, to the knowledge, information and belief of the Company, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement;

ii. the representations made by the Seller in this Agreement shall be true and correct in all material respects as of the date hereof and the Closing Date.

b. It shall be a condition to the Seller's obligation to close the sale of the Shares to the Company that each of the following conditions shall have first been satisfied, any one or more of which may be waived by the Seller in his discretion:

i. no action or proceedings shall have been instituted or, to the knowledge, information and belief of Seller, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by this Agreement.

ii. the representations made by the Company in this Agreement shall be true and correct in all material respects as of the date hereof and the Closing Date.

5.      RESIGNATION OF SELLER.

        Seller hereby tenders his resignation as a member of the Company's Board of Directors and as a consultant to the Company, and the Company hereby accepts such resignation. Pursuant to a verbal agreement by and between the Seller and the Company, pursuant to which, inter alia, the Seller was appointed a consultant to the Company, hereby terminates and shall be of no further force and effect; however, this termination shall not affect any commission arrangements from the Company to Seller for business brought to the Company by Seller since December 23, 2000. The Company and the Seller hereby acknowledge that Seller's resignation hereby is mutually agreed upon between the parties hereto and is not related to the Seller's disagreement with the Company relating to the Company's operations, policies or practices.

6.      RESTRICTIVE COVENANT.



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a.      In consideration of the payments being made by the Company to the Seller for the Shares, for a period of one (1) year after the Closing Date, the Seller shall not, directly or indirectly, or through any other person, firm, company, entity or enterprise, whether as an employee, consultant, independent contractor, owner, shareholder, officer, director, partner, joint venturer, member or otherwise, except as an employee of the
        Company:

i. directly or indirectly, endeavor to entice away from the employ of the Company or otherwise negatively influence the relationship of the Company with any individual, partnership, firm, corporation or other business organization that is, employed by the Company, or is otherwise performing services or is selling products to the Company; or

ii. attempt in any manner topersuade, directly or indirectly, any person or entity, including, but not limited to, the customers of the Company, to cease doing business or to reduce the amount of business with the Company which any such customer has customarily done or contemplates doing with the Company; or

iii. become a greater than 5% owner, employee, independent contractor, consultant or other advisor to any of the individuals or entities listed on Schedule 6(a)(iii) hereof.

b. During the one (1) year period referred to in subparagraph (a) of this Paragraph 6, the Seller shall keep secret and retain in strictest confidence, all confidential matters relating to the Company and its affiliates, including, but not limited to, its "know-how", trade secrets, customer lists, data, pricing policies, operational methods, marketing plans or strategies, product and service development techniques or plans, information pertaining to the customers of the Company or the Seller, and any such customer's requirements, business acquisition plans, new personnel acquisition plans, formulae, methods of operation, technical processes, designs and design projects and other business affairs relating to the Company or its affiliates learned by such person heretofore and hereafter, and shall not disclose such matters to anyone outside of the Company and its affiliates, except as such may be compelled by legal process (after having given due notice to the Company).

c. The Seller acknowledges that the type and period of restriction imposed in these subparagraphs 6(a) and (b) are fair and reasonable and are reasonably required for the protection of the Company and are given as an integral part of the Company's purchase of the Shares. The Seller acknowledges that a breach of the provisions of subparagraphs 6(a) or
        (b) would irreparably damage the Company, and that once such a breach has occurred, there may be no accurate way of determining the amount of damage or loss suffered by the Company. The Seller, therefore, agrees that the terms of subparagraphs 6(a) and (b) may be enforced through preliminary or final injunctive relief or other equitable remedy.. Nothing in this subparagraph 6(c) shall be construed to prohibit the Company from seeking any other legal or equitable remedy available to it and arising from the breach by the Seller of the provisions of subparagraphs 6(a) or (b).

d. In the event that any provisions of subparagraphs (a) or (b) of this Paragraph 6 shall be deemed unenforceable, invalid or overbroad in whole or in part for any reason, then any tribunal, forum or court of competent jurisdiction is hereby requested and instructed to reform such provision to provide for the maximum competitive restraints upon the Seller's activities (in time, product and geographic area) which may then be legal and valid, and consent to such reformation is hereby granted by the parties hereto.



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7.      NO ASSIGNMENT.

        This Agreement is not transferable or assignable by the Seller and the Company may not assign its obligations under 1(b) hereof.

8.      GENERAL.

a. This Agreement shall be binding upon the Seller and the Company and their respective representatives, successors, and permitted assigns.

b. This Agreement shall be governed by and construed in accordance with the law of New York, including its choice of law rules. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its address provided for the giving of notices under Section 8(e) below, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.

c. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

d. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e. Any Notice or demand required or permitted to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, if to the Company, at One Blue Hill Plaza, Pearl River, NY 10956, attn: Jeffrey Schwartz (fax: 845-620-1885), and if to the Seller, at 16 Fairway Ct., Cresskill, NJ 07676 (fax: 201-541-7743), or at such other address as each such party furnishes by notice given in accordance with this Section 8(e).

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 13th day of July, 2001.


                                            TRAFFIX, INC.


                                            By:    /s/ Jeffrey L. Schwartz
                                                   -----------------------------
                                            Name:
                                            Title:

                                                   /s/ Jay Greenwald
                                            ------------------------------------
                                                   JAY GREENWALD



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                               Schedule 6(a)(iii)



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